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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 16, 2002
           -----------------------------------------------------------
               (Date of Report) (Date of earliest event reported)

                                  PROXIM, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      0-22700                77-0059429
----------------------------       ----------------      -----------------------
(State or other jurisdiction         (Commission            (IRS Employer
    of incorporation)                File Number)          Identification No.)


510 DeGuigne Drive, Sunnyvale, California                     94085
-----------------------------------------               -------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:        (408) 731-2700

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

        On January 16, 2002, Proxim, Inc. ("Proxim") and Western Multiplex Corporation, a Delaware corporation ("Western Multiplex") issued a joint press release announcing that they had entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of January 16, 2002, by and among Western Multiplex, Walnut-Pine Merger Corp., a Delaware corporation and wholly-owned subsidiary of Western Multiplex ("Merger Sub"), and Proxim. Pursuant to the terms of the Reorganization Agreement, Merger Sub will be merged with and into Proxim (the "Merger").

        In connection with the Merger, each outstanding share of Proxim common stock, $0.001 par value per share ("Proxim Common Stock"), will be converted into the right to receive 1.8896 shares (the "Exchange Ratio") of Western Multiplex Class A common stock, $0.01 par value per share ("Western Multiplex Common Stock"). Each outstanding option to purchase shares of Proxim Common Stock will be assumed by Western Multiplex and converted into an option to purchase a number of shares of Western Multiplex Common Stock, adjusted based on the Exchange Ratio, with the exercise price adjusted accordingly. Proxim and Western Multiplex have received fairness opinions from their respective financial advisors in connection with the proposed Merger.


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        The consummation of the Merger is contingent upon adoption of the
Reorganization Agreement by the stockholders of Proxim, approval of the issuance of shares of Western Multiplex Common Stock to be issued in the Merger by the stockholders of Western Multiplex, regulatory approvals and other customary closing conditions set forth in the Reorganization Agreement. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

        In connection with the Reorganization Agreement, certain stockholders of Proxim and Western Multiplex have entered into voting agreements with Western Multiplex and Proxim, respectively, in connection with the Merger. The Western Multiplex voting agreements provide that certain stockholders will vote their shares of Western Multiplex Common Stock in favor of the issuance of Western Multiplex Common Stock pursuant to the Merger. The Proxim voting agreements provide that certain stockholders will vote their shares of Proxim Common Stock in favor of adoption of the Reorganization Agreement. In addition, certain affiliates of Proxim have entered into affiliate agreements with Western Multiplex. The affiliate agreements contain restrictions under Rule 145 of the Securities Act of 1933, as amended.

        Following the Merger, the combined company will keep the Proxim name and trade under the ticker symbol "PROX." Jonathan Zakin, Chairman and Chief Executive Officer of Western Multiplex, will retain his position with the combined company. David King, Proxim's Chairman and Chief Executive Officer, will become President and Chief Operating Officer. It is anticipated that, assuming all conditions to the Merger are satisfied, the Merger will occur and a closing will be held during the second calendar quarter of 2002.

        The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Reorganization Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

        (c) Exhibits

          2.1 Agreement and Plan of Reorganization by and among Western Multiplex Corporation, Walnut-Pine Merger Corp. and Proxim, Inc., dated as of January 16, 2002.

          99.1 Text of Joint Press Release of Proxim, Inc. and Western Multiplex Corporation dated January 16, 2002.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2002                       PROXIM, INC.


                                             By: /s/ KEITH E. GLOVER
                                                 -------------------------------
                                                 Keith E. Glover
                                                 Chief Financial Officer,
                                                 Vice President of
                                                 Finance & Administration

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                                INDEX TO EXHIBITS

Exhibits

          2.1 Agreement and Plan of Reorganization by and among Western Multiplex Corporation, Walnut-Pine Merger Corp. and Proxim, Inc., dated January 16, 2002.

          99.1 Text of Joint Press Release of Proxim, Inc. and Western Multiplex Corporation dated January 16, 2002.





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